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                                                                    Exhibit 4.19
                               NOVOSTE CORPORATION

                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------


To:      David N. Gill

                  We are pleased to notify you that, by the determination of the Stock Option and Compensation Committee of Novoste Corporation (the "Company"), 10,000 shares of common stock, $.01 par value per share (the "Restricted Stock"), of the Company have this 8th day of February 1999 been awarded to you, subject to the terms and conditions set forth below.

                  In consideration of the Company's entering into this Restricted Stock Award Agreement (this "Agreement") and awarding to you the shares of Restricted Stock provided for herein, you hereby agree with the Company as follows:

         1.       Restricted Stock.
                  -----------------

                  During the period of time that any of the shares of Restricted Stock are unvested as set forth below, the shares of Restricted Stock awarded to you pursuant to this Agreement that shall not have vested shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or as provided in this Agreement. Shares of Restricted Stock shall vest as follows:

    (i) 25% of the total number of shares of Restricted Stock subject to this Agreement on February 8, 2000;

    (ii) 25% of the total number of shares of Restricted Stock subject to this Agreement on February 8, 2001;

    (iii) 25% of the total number of shares of Restricted Stock subject to this Agreement on February 8, 2002; and

    (iv) 25% of the total number of shares of Restricted Stock subject to this Agreement on February 8, 2003;

provided, however, that on any such date, you are then employed by the Company.

                  Notwithstanding the foregoing, upon the occurrence of a Change in Control (as such term is defined in the Company's Amended and Restated Stock Option Plan) of the Company, so long as you are then employed by the Company, all restrictions on the Restricted Stock set forth in this Section shall immediately lapse.


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         2.       Termination of Employment.
                  --------------------------

                  If you cease to be an employee of the Company you (or in the event of your death, your legatee or legatees under your last will, or your personal representatives or distributees) shall only retain ownership of those shares of Restricted Stock that are vested and unrestricted in accordance with Sections 1 and 2 hereof; at the time you cease to be so employed all remaining unvested and restricted shares of Restricted Stock shall then be forfeited.


         3.       Stock Certificates.
                  -------------------

                  You hereby acknowledge that any certificates evidencing shares of Restricted Stock of the Company issued pursuant to this Agreement shall bear the following restrictive legends:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT FOR THESE SHARES OR AN OPINION OF THE CORPORATION'S COUNSEL THAT REGISTRATION IS NOT REQUIRED.

                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AND POTENTIAL FORFEITURE PURSUANT TO THE PROVISIONS OF THE RESTRICTED STOCK AWARD AGREEMENT, DATED FEBRUARY 8, 1999, BETWEEN THE COMPANY AND DAVID N. GILL, WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF NOVOSTE CORPORATION.

         4.       Rights with Respect to Shares.
                  ------------------------------

                  The undersigned shall have, after issuance of certificates for the number of shares of Restricted Stock awarded, ownership of all such shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Restricted Stock, subject, however, to the restrictions imposed thereon pursuant to this Agreement.

         5.       Governing Law.
                  --------------

                  This Agreement shall be construed in accordance with, and any dispute arising in connection herewith shall be governed by, the internal laws of the State of Florida.

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         6.       Amendments.
                  -----------

                  This Agreement may not be amended, modified or terminated except by a writing signed by the Company and you.

                                                     Sincerely yours,

                                                     NOVOSTE CORPORATION


                                                     By: /s/ Thomas D. Weldon
                                                        -----------------------
                                                        Thomas D. Weldon
                                                        Chief Executive Officer

Agreed to, acknowledged and accepted this 8th day of February, 1999.



/s/ David N. Gill
---------------------
David N. Gill



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